Exhibit 99.1

Allergan Reports Second Quarter 2019 Financial Results

– Q2 2019 GAAP Net Revenues of $4.09 Billion –

– Q2 2019 GAAP Loss Per Share of $5.37; Non-GAAP Performance Net Income Per Share of $4.38 –

– Q2 2019 GAAP Operating Loss of $1.26 Billion; Non-GAAP Operating Income of $1.85 Billion –

– Q2 2019 GAAP Net Revenue Driven by Growth in Top Promoted Products Including BOTOX®, VRAYLAR®, JUVÉDERM® Collection, Lo LOESTRIN® and OZURDEX® –

– Q2 2019 GAAP Revenues and Expenses Impacted by Voluntary Global Recall of BIOCELL® Textured Breast Implants –

– Continues to Advance R&D Pipeline on Key Programs Including FDA Approval of VRAYLAR® (Cariprazine) for Bipolar Depression, FDA Clearance of CoolTone™ for Muscle Stimulation; Ubrogepant for Migraine and Bimatoprost SR for Glaucoma NDAs Under FDA Review –

– Raises Guidance for Full-Year 2019 Net Revenue; Reaffirms Guidance for Full-Year 2019 Performance Net Income Per Share –
DUBLIN, Aug. 6, 2019 /PRNewswire/ -- Allergan plc (NYSE: AGN) today reported its second quarter 2019 financial results including GAAP net revenues of $4.09 billion, a 0.8 percent decrease from the prior year quarter. Excluding foreign exchange impact, second quarter 2019 non-GAAP net revenues increased 1.2 percent from the prior year quarter.

SECOND QUARTER 2019 FINANCIAL RESULTS

(unaudited; $ in millions, except per share amounts)	Q2 '19	Q2 '18	Q2 '19 v Q2 '18	Six Months Ended June 30, 2019	Six Months Ended June 30, 2018	2019 v 2018
Total Net Revenues	$4,090.1	$4,124.2	(0.8)%	$7,687.2	$7,796.3	(1.4)%

Operating (Loss)	$(1,262.9)	$(467.0)	(170.4)%	$(3,572.1)	$(1,121.0)	(218.7)%
Diluted EPS	$(5.37)	$(1.39)	(286.3)%	$(12.63)	$(2.39)	(428.5)%
SG&A Expense	$1,197.5	$1,187.5	0.8%	$2,309.8	$2,283.4	1.2%
R&D Expense	$450.0	$689.2	(34.7)%	$885.0	$1,163.9	(24.0)%
Tax Rate	(20.8)%	1.1%	(21.9)%	(5.9)%	47.7%	(53.6)%

Non-GAAP Net Revenues	$4,090.1	$4,099.2	(0.2)%	$7,687.2	$7,771.3	(1.1)%
Non-GAAP Operating Income	$1,850.3	$1,973.8	(6.3)%	$3,475.9	$3,732.9	(6.9)%
Non-GAAP Performance Net Income Per Share	$4.38	$4.42	(0.9)%	$8.17	$8.16	0.1%
Non-GAAP Adjusted EBITDA	$1,952.4	$2,086.2	(6.4)%	$3,689.4	$3,955.9	(6.7)%
Non-GAAP SG&A Expense	$1,162.8	$1,134.4	2.5%	$2,259.0	$2,183.1	3.5%
Non-GAAP R&D Expense	$447.0	$388.9	14.9%	$844.9	$744.7	13.5%
Non-GAAP Tax Rate	12.8%	14.3%	(1.5)%	12.8%	14.2%	(1.4)%

Executive Commentary

"In the second quarter of 2019, Allergan delivered steady growth in our key products including BOTOX®, VRAYLAR®, JUVÉDERM®, Lo LOESTRIN® and OZURDEX® while we continued to advance our pipeline, highlighted by the FDA's approval of VRAYLAR® (Cariprazine) for Bipolar Depression and the NDA acceptance for Bimatoprost SR for Glaucoma," said Brent Saunders, Chairman and CEO of Allergan. "Our second quarter results demonstrate the continued momentum in our business and our focus on customers. Thank you to the Allergan colleagues around the world who continue to deliver our products to the patients who need them."

Second Quarter 2019 Results

GAAP operating loss in the second quarter of 2019 was $1.26 billion, including the impact of impairments. Non-GAAP operating income in the second quarter of 2019 was $1.85 billion, a decrease of 6.3 percent versus the prior year quarter, partially impacted by lower revenues due to divestitures, products that lost exclusivity and declines in textured breast implants due to a global recall. GAAP cash flow from operations for the second quarter of 2019 totaled $1.41 billion.

Operating Expenses

Total GAAP Selling, General and Administrative (SG&A) Expense was $1.20 billion for the second quarter of 2019, compared to $1.19 billion in the prior year quarter. Total non-GAAP SG&A expense was $1.16 billion for the second quarter of 2019, an increase of 2.5 percent from the prior year quarter, primarily related to an increase in spending to support key products and new product launches. GAAP R&D investment for the second quarter of 2019 was $450.0 million, compared to $689.2 million in the second quarter of 2018. Non-GAAP R&D investment for the second quarter of 2019 was $447.0 million, an increase of 14.9 percent compared to the prior year quarter, due to increased direct project spend to support pipeline advancement and new product launches.

Amortization, Tax and Capitalization

Amortization expense for the second quarter of 2019 was $1.40 billion, compared to $1.70 billion in the second quarter of 2018. The Company's GAAP tax rate was -20.8 percent in the second quarter of 2019. The Company's non-GAAP adjusted tax rate was 12.8 percent in the second quarter of 2019. As of June 30, 2019, Allergan had cash and marketable securities of $1.97 billion and outstanding indebtedness of $22.7 billion.

Asset Sales & Impairments, Net and In-Process R&D Impairments

Allergan recorded total pre-tax impairment charges of $1.65 billion in the three months ended June 30, 2019. This amount includes a goodwill impairment of $1.09 billion in the General Medicine Reporting unit, primarily due to delays in clinical studies as well as a reduction in the expected value of certain R&D projects. The Company excludes asset sales and impairments, net and in-process research and development impairments from its Non-GAAP performance net income attributable to shareholders as well as Adjusted EBITDA and Non-GAAP Operating Income.

SECOND QUARTER 2019 BUSINESS SEGMENT RESULTS

U.S. Specialized Therapeutics

U.S. Specialized Therapeutics net revenues were $1.79 billion in the second quarter of 2019, a decrease of 2.3 percent versus the prior year quarter. Demand growth in BOTOX® and JUVÉDERM® Collection was offset by a decline in sales of CoolSculpting® and breast implants compared to the prior year quarter, lower RESTASIS® revenues and the divestiture of the Company's Medical Dermatology business on September 20, 2018. Segment gross margin for the second quarter of 2019 was 91.5 percent. Segment contribution for the second quarter of 2019 was $1.23 billion.

Medical Aesthetics

  Facial Aesthetics
    BOTOX® Cosmetic net revenues in the second quarter of 2019 were $252.4 million, an increase of 6.7 percent from the prior year quarter.
    JUVÉDERM® Collection (defined as JUVÉDERM®, VOLUMA® and other fillers) net revenues in the second quarter of 2019 were $156.6 million, an increase of 12.0 percent versus the prior year quarter.
  Regenerative Medicine
    ALLODERM® net revenues in the second quarter of 2019 were $101.2 million, a decrease of 5.5 percent versus the prior year quarter.
  Body Contouring
    CoolSculpting® net revenues (including both CoolSculpting® Systems/Applicators and Consumables) in the second quarter of 2019 were $78.9 million, a decrease of 27.1 percent from the prior year quarter.

Neurosciences & Urology

  BOTOX® Therapeutic net revenues in the second quarter of 2019 were $447.0 million, an increase of 5.9 percent versus the prior year quarter.

Eye Care

  RESTASIS® net revenues in the second quarter of 2019 were $310.9 million, a decrease of 2.3 percent versus the prior year quarter.
  ALPHAGAN®/COMBIGAN® net revenues in the second quarter of 2019 were $91.6 million, a decrease of 6.6 percent versus the prior year quarter.
  OZURDEX® net revenues in the second quarter of 2019 were $29.9 million, an increase of 8.3 percent versus the prior year quarter.

U.S. General Medicine

U.S. General Medicine net revenues in the second quarter of 2019 were $1.46 billion, an increase of 10.3 percent versus the prior year quarter, primarily due to growth in VRAYLAR®, VIIBRYD® and Lo LOESTRIN®, partially offset by lower revenues from products that lost exclusivity. Segment gross margin for the second quarter of 2019 was 84.1 percent. Segment contribution for the second quarter of 2019 was $943.9 million.

Central Nervous System

  VRAYLAR® net revenues were $196.1 million in the second quarter of 2019, an increase of 71.7 percent from the prior year quarter.
  VIIBRYD®/FETZIMA® net revenues in the second quarter of 2019 were $107.8 million, an increase of 24.3 percent from the prior year quarter.

Gastrointestinal, Women's Health & Diversified Brands

  LINZESS® net revenues in the second quarter of 2019 were $196.0 million, an increase of 2.2 percent versus the prior year quarter.
  Lo LOESTRIN® net revenues in the second quarter of 2019 were $145.5 million, an increase of 13.8 percent versus the prior year quarter.
  BYSTOLIC®/BYVALSON® net revenues in the second quarter of 2019 were $150.5 million, an increase of 1.6 percent from the prior year quarter.

International

International net revenues in the second quarter of 2019 were $847.7 million, a decrease of 4.3 percent versus the prior year quarter excluding foreign exchange impact, driven by growth in Facial Aesthetics and OZURDEX® as well as declines in textured breast implants and LUMIGAN®/GANFORT®. Segment gross margin for the second quarter of 2019 was 82.8 percent. Segment contribution was $420.1 million.

Facial Aesthetics

  BOTOX® Cosmetic net revenues in the second quarter of 2019 were $175.8 million, an increase of 10.7 percent versus the prior year quarter excluding foreign exchange impact.
  JUVÉDERM® Collection net revenues in the second quarter of 2019 were $172.7 million, an increase of 17.8 percent versus the prior year quarter excluding foreign exchange impact.

Eye Care

  LUMIGAN®/GANFORT® net revenues in the second quarter of 2019 were $90.4 million, a decrease of 4.3 percent versus the prior year quarter excluding foreign exchange impact.
  OZURDEX® net revenues in the second quarter of 2019 were $81.0 million, an increase of 28.1 percent versus the prior year quarter excluding foreign exchange impact.

Botox® Therapeutic

  BOTOX® Therapeutic net revenues in the second quarter of 2019 were $98.8 million, an increase of 1.2 percent versus the prior year quarter excluding foreign exchange impact.

PIPELINE UPDATE

Allergan R&D continues to advance its pipeline. During the second quarter of 2019, the Company's key late-stage clinical developments included:

  Allergan and Gedeon Richter announced that the U.S. Food and Drug Administration (FDA) approved the expanded use of VRAYLAR® (cariprazine) to treat depressive episodes associated with bipolar I disorder (bipolar depression) in adults. Additionally, VRAYLAR® (cariprazine) is approved for the treatment of schizophrenia in adults and for the acute treatment of adult patients with manic or mixed episodes associated with bipolar I disorder.
  The FDA approved Allergan's supplemental Biologics License Application (sBLA) to expand the BOTOX® (onabotulinumtoxinA) label for the treatment of pediatric patients ages two years and older with upper limb spasticity. Additionally, the FDA is reviewing Allergan's sBLA for the use of BOTOX® to treat pediatric patients with lower limb spasticity, with a decision expected by the fourth quarter of 2019.
  Allergan received FDA clearance for CoolTone™ to strengthen, tone and firm the muscles of the abdomen, buttocks and thighs. CoolTone™ is a body contouring device that uses magnetic muscle stimulation, or MMS technology, to penetrate into the muscle layers and induce involuntary muscle contractions. Launch is expected in the second half of 2019.
  Allergan announced that the FDA accepted the Company's New Drug Application (NDA) for Bimatoprost Sustained-Release (SR), a biodegradable implant for the reduction of intraocular pressure in patients with open-angle glaucoma or ocular hypertension. FDA action on the NDA and launch are expected in the first half of 2020.
  The European Medicines Agency (EMA) has validated the Marketing Authorisation Application (MAA) for abicipar, Allergan and Molecular Partners' novel DARPin® therapy for the treatment of neovascular age-related macular degeneration. If approved, abicipar is expected to be the first anti-VEGF therapy to sustain vision gains on a true fixed 12-week dosing interval. An EMA decision may be received in the second half of 2020. The U.S. launch, following FDA filing and review, is expected mid-2020.

In addition to second quarter 2019 pipeline developments and the expected launches of Bimatoprost SR, CoolTone™ and abicipar listed above, Allergan anticipates a regulatory decision from the FDA in December 2019 for the Company's NDA for ubrogepant, an oral CGRP receptor antagonist for the acute treatment of migraine, with launch expected in the first half of 2020.

OTHER DEVELOPMENTS

On June 25, 2019, AbbVie Inc. and Allergan plc announced that the companies have entered into a definitive transaction agreement under which AbbVie will acquire Allergan in a cash and stock transaction for a transaction equity value of approximately $63 billion, based on the closing price of AbbVie's common stock of $78.45 on June 24, 2019.

FULL YEAR 2019 GUIDANCE

	Previous Guidance		Current Guidance
	Twelve Months Ending December 31, 2019		Twelve Months Ending December 31, 2019
	GAAP	NON-GAAP	GAAP	NON-GAAP

Total Net Revenues	~$15.125 - $15.425 billion	~$15.100 - $15.400 billion	~$15.425 - $15.625 billion	~$15.400 - $15.600 billion
Gross Margin (as a % of revenues)	~85.0% - 85.5%	~85.0% - 85.5%	~85.0% - 85.5%	~85.0% - 85.5%
SG&A Expense	~$4.1 - $4.3 billion	~$4.1 - $4.3 billion	~$4.5 - $4.6 billion	~$4.4 - $4.5 billion
R&D Expense	~$1.8 - $1.9 billion	~$1.6 - $1.7 billion	~$1.8 - $1.9 billion	~$1.6 - $1.7 billion
Net Interest Expense/Other Income (Expense)	~ $775.0 million	~ $800.0 million	~ $775.0 million	~ $800.0 million
Tax Rate	~ 1.0%	13.0% - 13.5%	~ (5.0)%	~13.0%
Net Income / (Loss) Per Share[1]	>($5.70)	> $16.55	> ($12.03)	> $16.55
Average 2019 Share Count[2]	~ 329.0 million	~ 332.0 million	~ 329.0 million	~ 332.0 million
Cash Flow from Operations	$5.0 - $5.5 billion	n.a.	$5.0 - $5.5 billion	n.a.

(1) GAAP represents EPS for ordinary shareholders. GAAP income per share includes the impact of amortization of approximately $5.7 billion. Non-GAAP represents performance net income per share.
(2) GAAP EPS shares do not include dilution of shares when earnings are a net loss. As such, the dilution impact of outstanding equity awards is not included in the forecasted shares.

ADDITIONAL SECOND QUARTER DETAILS

Due to the proposed acquisition of Allergan by AbbVie, Allergan is not hosting a conference call to discuss its second quarter results. For additional materials related to Allergan's second quarter results, please visit Allergan's Investor Relations website at https://www.allergan.com/investors/events-presentations.

Allergan Contacts:
Investors:
Manisha Narasimhan, PhD	(862) 261-7162
Christine Chiou	(862) 261-7396

Media:
Lisa Brown	(862) 261-7320

About Allergan plc

Allergan plc (NYSE: AGN), headquartered in Dublin, Ireland, is a global pharmaceutical leader focused on developing, manufacturing and commercializing branded pharmaceutical, device, biologic, surgical and regenerative medicine products for patients around the world. Allergan markets a portfolio of leading brands and best-in-class products primarily focused on four key therapeutic areas including medical aesthetics, eye care, central nervous system and gastroenterology. As part of its approach to delivering innovation for better patient care, Allergan has built one of the broadest pharmaceutical and device research and development pipelines in the industry.

With colleagues and commercial operations located in approximately 100 countries, Allergan is committed to working with physicians, healthcare providers and patients to deliver innovative and meaningful treatments that help people around the world live longer, healthier lives every day.

For more information, visit Allergan's website at www.Allergan.com.

Forward-Looking Statement

Statements contained in this press release that refer to future events or other non-historical facts are forward-looking statements that reflect Allergan's current perspective on existing trends and information as of the date of this release. Actual results may differ materially from Allergan's current expectations depending upon a number of factors affecting Allergan's business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Allergan's products; the impact of uncertainty around timing of generic entry related to key products, including RESTASIS®, on our financial results; risks associated with divestitures, acquisitions, mergers and joint ventures; risks related to impairments; uncertainty associated with financial projections, projected debt reduction, projected cost reductions, projected synergies, restructurings, increased costs, and adverse tax consequences; difficulties or delays in manufacturing; risks related to the proposed transaction between AbbVie and Allergan, such as, but not limited to, failure to complete the possible transaction, failure to realize the expected benefits of the possible transaction, and general economic and business conditions affecting the combined company following the consummation of the possible transaction;and other risks and uncertainties detailed in Allergan's periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan's Annual Report on Form 10-K for the year ended December 31, 2018 and Allergan's Quarterly Report on Form 10-Q for the period ended March 31, 2019. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.

Statements Required by the Irish Takeover Rules

To the extent that the earnings guidance contained, referred to or summarized in this press release constitute a profit forecast for the purposes of Rule 28 of the Irish Takeover Panel Act, Takeover Rules, 2013, such guidance will (unless the Irish Takeover Panel consents otherwise) be reported on in accordance with that rule in the proxy statement. Except as described in the previous sentence, no statement in this press release is intended to constitute a profit forecast for any period, nor should any statements be interpreted to mean that earnings or earnings per share will necessarily be greater or lesser than those for the relevant preceding financial periods for Allergan. No statement in this press release constitutes an asset valuation.

The directors of Allergan accept responsibility for the information contained in this press release. To the best of the knowledge and belief of the directors of Allergan (who have taken all reasonable care to ensure that such is the case), the information contained in this press release is in accordance with the facts and does not omit anything likely to affect the import of such information.

Any holder of 1% or more of any class of relevant securities of Allergan may have disclosure obligations under Rule 8.3 of the Irish Takeover Panel Act, 1997, Takeover Rules 2013.

The following presents Allergan plc's statement of operations for the three and six months ended June 30, 2019 and 2018:
Table 1
ALLERGAN PLC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2019	2018	2019	2018
Net revenues	$4,090.1	$4,124.2	$7,687.2	$7,796.3

Operating expenses:
Cost of sales (excludes amortization and impairment of acquired intangibles including product rights)	652.3	481.8	1,150.1	1,004.6
Research and development	450.0	689.2	885.0	1,163.9
Selling, general and administrative	1,197.5	1,187.5	2,309.8	2,283.4
Amortization	1,402.0	1,697.1	2,801.4	3,394.7
In-process research and development impairments	436.0	276.0	436.0	798.0
Goodwill and other asset impairments / sales, net	1,215.2	259.6	3,677.0	272.7
Total operating expenses	5,353.0	4,591.2	11,259.3	8,917.3
Operating (loss)	(1,262.9)	(467.0)	(3,572.1)	(1,121.0)

Non-operating income (expense):
Interest income	9.7	6.3	31.0	23.6
Interest (expense)	(195.4)	(230.0)	(397.2)	(480.6)
Other income (expense), net	(4.7)	215.4	9.1	136.6
Total other income (expense), net	(190.4)	(8.3)	(357.1)	(320.4)
(Loss) before income taxes and noncontrolling interest	(1,453.3)	(475.3)	(3,929.2)	(1,441.4)
(Benefit) for income taxes	301.6	(5.2)	233.0	(687.4)
Net (loss)	(1,754.9)	(470.1)	(4,162.2)	(754.0)
(Income) attributable to noncontrolling interest	(4.1)	(2.4)	(4.8)	(4.6)
Net (loss) attributable to shareholders	(1,759.0)	(472.5)	(4,167.0)	(758.6)
Dividends on preferred shares	-	-	-	46.4
Net (loss) attributable to ordinary shareholders	$(1,759.0)	$(472.5)	$(4,167.0)	$(805.0)

(Loss) per share attributable to ordinary shareholders:
Net (loss) per share - basic	$(5.37)	$(1.39)	$(12.63)	$(2.39)
Net (loss) per share - diluted	(5.37)	(1.39)	(12.63)	(2.39)

Weighted average shares outstanding:
Basic	327.8	339.1	329.9	336.9
Diluted	327.8	339.1	329.9	336.9

The following table details Allergan plc's product revenue for significant promoted products globally, within the U.S., and international for the three and six months ended June 30, 2019 and 2018.
Table 2
ALLERGAN PLC
NET REVENUES TOP GLOBAL PRODUCTS
(Unaudited; in millions)

	Three Months Ended June 30, 2019					Three Months Ended June 30, 2018					Movement
	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	Total Change	Total Change Percentage

Botox®	$699.4	$-	$274.6	$-	$974.0	$658.5	$-	$276.0	$-	$934.5	$39.5	4.2%
Restasis®	310.9	-	11.9	-	322.8	318.2	-	16.0	-	334.2	(11.4)	(3.4)%
Juvederm® Collection	156.6	-	172.7	-	329.3	139.8	-	156.1	-	295.9	33.4	11.3%
Lumigan®/Ganfort®	62.1	-	90.4	-	152.5	73.0	-	100.5	-	173.5	(21.0)	(12.1)%
Linzess®/Constella®	-	196.0	4.8	-	200.8	-	191.8	6.4	-	198.2	2.6	1.3%
Bystolic® /Byvalson®	-	150.5	0.5	-	151.0	-	148.1	0.6	-	148.7	2.3	1.5%
Alphagan®/Combigan®	91.6	-	40.9	-	132.5	98.1	-	44.6	-	142.7	(10.2)	(7.1)%
Lo Loestrin®	-	145.5	-	-	145.5	-	127.8	-	-	127.8	17.7	13.8%
Breast Implants	67.6	-	(31.4)	-	36.2	75.9	-	39.9	-	115.8	(79.6)	(68.7)%
Viibryd®/Fetzima®	-	107.8	2.7	-	110.5	-	86.7	1.6	-	88.3	22.2	25.1%
Eye Drops	57.8	-	57.3	-	115.1	53.8	-	72.4	-	126.2	(11.1)	(8.8)%
Asacol®/Delzicol®	-	31.6	9.7	-	41.3	-	32.6	12.4	-	45.0	(3.7)	(8.2)%
Coolsculpting® Consumables	60.7	-	20.3	-	81.0	71.9	-	18.5	-	90.4	(9.4)	(10.4)%
Coolsculpting® Systems & Add On Applicators	18.2	-	11.6	-	29.8	36.4	-	12.4	-	48.8	(19.0)	(38.9)%
Ozurdex ®	29.9	-	81.0	-	110.9	27.6	-	67.9	-	95.5	15.4	16.1%
Carafate ® /Sulcrate ®	-	56.2	0.7	-	56.9	-	54.3	0.7	-	55.0	1.9	3.5%
Aczone®	1.8	-	-	-	1.8	21.1	-	0.1	-	21.2	(19.4)	(91.5)%
Zenpep®	-	70.0	-	-	70.0	-	55.5	-	-	55.5	14.5	26.1%
Canasa®/Salofalk®	-	8.0	4.1	-	12.1	-	45.0	4.5	-	49.5	(37.4)	(75.6)%
Vraylar®	-	196.1	-	-	196.1	-	114.2	-	-	114.2	81.9	71.7%
Saphris®	-	32.6	-	-	32.6	-	33.8	-	-	33.8	(1.2)	(3.6)%
Viberzi®	-	50.8	0.3	-	51.1	-	44.9	0.3	-	45.2	5.9	13.1%
Teflaro®	-	37.0	-	-	37.0	-	32.4	0.6	-	33.0	4.0	12.1%
Namzaric®	-	22.6	-	-	22.6	-	31.8	-	-	31.8	(9.2)	(28.9)%
Rapaflo®	4.5	-	1.4	-	5.9	19.7	-	1.6	-	21.3	(15.4)	(72.3)%
Skin Care	42.6	-	3.7	-	46.3	34.3	-	4.1	-	38.4	7.9	20.6%
Kybella® /Belkyra®	8.5	-	0.6	-	9.1	11.2	-	2.3	-	13.5	(4.4)	(32.6)%
Alloderm®	101.2	-	2.2	-	103.4	107.1	-	2.3	-	109.4	(6.0)	(5.5)%
Dalvance®	-	20.3	2.2	-	22.5	-	17.7	1.3	-	19.0	3.5	18.4%
Avycaz®	-	26.7	-	-	26.7	-	23.5	-	-	23.5	3.2	13.6%
Liletta®	-	21.9	-	-	21.9	-	15.5	-	-	15.5	6.4	41.3%
Namenda®	-	6.1	-	-	6.1	-	3.4	-	-	3.4	2.7	79.4%
Armour Thyroid	-	56.7	-	-	56.7	-	49.2	-	-	49.2	7.5	15.2%
Savella®	-	22.3	-	-	22.3	-	19.1	-	-	19.1	3.2	16.8%
Other Products Revenues	71.7	197.0	85.5	1.6	355.8	80.1	192.7	105.8	28.6	407.2	(51.4)	(12.6)%
Total Net Revenues	$1,785.1	$1,455.7	$847.7	$1.6	4,090.1	$1,826.7	$1,320.0	$948.9	$28.6	4,124.2	$(34.1)	(0.8)%

[1]Botox® is comprised of the following:
Botox® Therapeutics	447.0	-	98.8	-	545.8	422.0	-	104.6	-	526.6	19.2	3.6%
Botox® Cosmetics	252.4	-	175.8	-	428.2	236.5	-	171.4	-	407.9	20.3	5.0%

	Six Months Ended June 30, 2019					Six Months Ended June 30, 2018					Movement
	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	US Specialized Therapeutics	US General Medicine	International	Corporate	Total	Total Change	Total Change Percentage

Botox®	$1,326.5	$-	$515.9	$-	$1,842.4	$1,231.0	$-	$520.8	$-	$1,751.8	$90.6	5.2%
Restasis®	542.6	-	22.3	-	564.9	574.0	-	34.3	-	608.3	(43.4)	(7.1)%
Juvederm® Collection	286.3	-	330.5	-	616.8	262.6	-	302.2	-	564.8	52.0	9.2%
Lumigan®/Ganfort®	119.8	-	175.5	-	295.3	139.8	-	200.9	-	340.7	(45.4)	(13.3)%
Linzess®/Constella®	-	357.3	10.3	-	367.6	-	351.1	12.0	-	363.1	4.5	1.2%
Bystolic® /Byvalson®	-	278.8	0.9	-	279.7	-	280.9	1.1	-	282.0	(2.3)	(0.8)%
Alphagan®/Combigan®	174.6	-	78.5	-	253.1	182.3	-	88.8	-	271.1	(18.0)	(6.6)%
Lo Loestrin®	-	271.3	-	-	271.3	-	242.4	-	-	242.4	28.9	11.9%
Breast Implants	128.8	-	(20.2)	-	108.6	136.6	-	84.0	-	220.6	(112.0)	(50.8)%
Viibryd®/Fetzima®	-	192.8	4.8	-	197.6	-	158.4	3.1	-	161.5	36.1	22.4%
Eye Drops	107.2	-	112.7	-	219.9	100.0	-	141.2	-	241.2	(21.3)	(8.8)%
Asacol®/Delzicol®	-	56.3	20.0	-	76.3	-	70.8	24.1	-	94.9	(18.6)	(19.6)%
Coolsculpting® Consumables	108.5	-	38.1	-	146.6	125.3	-	26.6	-	151.9	(5.3)	(3.5)%
Coolsculpting® Systems & Add On Applicators	33.3	-	22.2	-	55.5	70.1	-	13.5	-	83.6	(28.1)	(33.6)%
Alloderm®	196.2	-	3.8	-	200.0	206.6	-	4.5	-	211.1	(11.1)	(5.3)%
Ozurdex ®	60.2	-	144.1	-	204.3	53.1	-	132.3	-	185.4	18.9	10.2%
Carafate ® /Sulcrate ®	-	110.5	1.3	-	111.8	-	110.3	1.4	-	111.7	0.1	0.1%
Aczone®	3.4	-	-	-	3.4	37.1	-	0.2	-	37.3	(33.9)	(90.9)%
Zenpep®	-	133.0	-	-	133.0	-	108.4	-	-	108.4	24.6	22.7%
Canasa®/Salofalk®	-	18.2	7.7	-	25.9	-	83.6	8.7	-	92.3	(66.4)	(71.9)%
Vraylar®	-	339.8	-	-	339.8	-	198.6	-	-	198.6	141.2	71.1%
Saphris®	-	64.5	-	-	64.5	-	66.5	-	-	66.5	(2.0)	(3.0)%
Viberzi®	-	88.0	0.6	-	88.6	-	80.8	0.4	-	81.2	7.4	9.1%
Teflaro®	-	70.5	0.2	-	70.7	-	64.6	0.6	-	65.2	5.5	8.4%
Namzaric®	-	46.0	-	-	46.0	-	65.2	-	-	65.2	(19.2)	(29.4)%
Rapaflo®	16.3	-	2.0	-	18.3	42.5	-	2.8	-	45.3	(27.0)	(59.6)%
Skin Care	77.3	-	6.4	-	83.7	66.2	-	7.9	-	74.1	9.6	13.0%
Kybella® /Belkyra®	15.8	-	2.2	-	18.0	19.4	-	3.7	-	23.1	(5.1)	(22.1)%
Dalvance®	-	32.3	2.2	-	34.5	-	29.6	1.3	-	30.9	3.6	11.7%
Avycaz®	-	56.4	-	-	56.4	-	45.3	-	-	45.3	11.1	24.5%
Liletta®	-	36.7	-	-	36.7	-	23.6	-	-	23.6	13.1	55.5%
Namenda®	-	15.6	-	-	15.6	-	44.0	-	-	44.0	(28.4)	(64.5)%
Armour Thyroid	-	106.7	-	-	106.7	-	97.4	-	-	97.4	9.3	9.5%
Savella®	-	43.0	-	-	43.0	-	39.0	-	-	39.0	4.0	10.3%
Other Products Revenues	131.2	387.9	167.2	4.4	690.7	158.7	383.2	196.5	34.4	772.8	(82.1)	(10.6)%
Total Net Revenues	$3,328.0	$2,705.6	$1,649.2	$4.4	7,687.2	$3,405.3	$2,543.7	$1,812.9	$34.4	7,796.3	$(109.1)	(1.4)%

[1]Botox® is comprised of the following:
Botox® Therapeutics	844.6	-	192.7	-	1,037.3	797.8	-	200.8	-	998.6	38.7	3.9%
Botox® Cosmetics	481.9	-	323.2	-	805.1	433.2	-	320.0	-	753.2	51.9	6.9%

The following table presents Allergan plc's Condensed Consolidated Balance Sheets as of June 30, 2019 and December 31, 2018.
Table 3
ALLERGAN PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)
	June 30	December 31,
	2019	2018

Assets
Cash and cash equivalents	$1,651.4	$880.4
Marketable securities	322.3	1,026.9
Accounts receivable, net	3,086.3	2,868.1
Inventories	1,004.5	846.9
Prepaid expenses and other current assets	2,508.3	819.1
Assets held for sale	32.5	916.2
Property, plant and equipment, net	1,821.0	1,787.0
Investments and other assets	1,024.3	3,034.3
Right of use asset - operating leases	457.9	-
Product rights and other intangibles	41,231.5	43,695.4
Goodwill	42,340.7	45,913.3
Total assets	$95,480.7	$101,787.6

Liabilities & Equity
Current liabilities	$5,086.3	$4,859.6
Lease liability	538.0	$-
Current and long-term debt and capital leases	22,703.5	23,797.7
Deferred income taxes and other liabilities	7,456.8	7,999.3
Total equity	59,696.1	65,131.0
Total liabilities and equity	$95,480.7	$101,787.6

The following table presents Allergan plc's Condensed Consolidated Statements of Cash Flows for the three and six months ended June 30, 2019 and 2018.
Table 4
ALLERGAN PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Cash Flows From Operating Activities:
Net (loss) / income	$(1,754.9)	$(470.1)	$(4,162.2)	$(754.0)
Reconciliation to net cash provided by operating activities:
Depreciation	48.7	49.1	96.2	105.2
Amortization	1,402.0	1,697.1	2,801.4	3,394.7
Provision for inventory reserve	64.6	31.2	83.4	45.4
Share-based compensation	59.5	54.9	111.8	127.4
Deferred income tax benefit	63.3	(333.2)	(166.4)	(1,359.6)
In-process research and development impairments	436.0	276.0	436.0	798.0
Goodwill and other impairments and asset sales, net	1,215.2	259.6	3,677.0	272.7
Gain on forward sale of Teva shares	-	(138.6)	-	(60.9)
Gain on sale of business	-	(53.0)	-	(53.0)
Non-cash extinguishment of debt	(0.1)	4.0	0.2	4.0
Cash charge related to extinguishment of debt	-	(13.1)	-	(13.1)
Amortization of deferred financing costs	4.5	5.6	9.1	11.9
Non-cash lease expense	37.9	-	68.0	-
Contingent consideration adjustments, including accretion	28.1	(107.1)	46.8	(101.8)
Other, net	(9.0)	(6.8)	(19.3)	(0.3)
Changes in assets and liabilities (net of effects of acquisitions):
Decrease / (increase) in accounts receivable, net	(353.0)	(168.8)	(220.6)	90.3
Decrease / (increase) in inventories	(51.0)	(60.6)	(179.3)	(113.3)
Decrease / (increase) in prepaid expenses and other current assets	(12.3)	39.9	23.9	39.3
Increase / (decrease) in accounts payable and accrued expenses	361.4	191.2	161.6	(40.4)
Increase / (decrease) in income and other taxes payable	(104.2)	28.8	(44.2)	365.4
Increase / (decrease) in other assets and liabilities	(26.4)	(45.9)	(79.1)	(59.4)
Net cash provided by operating activities	1,410.3	1,240.2	2,644.3	2,698.5
Cash Flows From Investing Activities:
Additions to property, plant and equipment	(87.5)	(60.1)	(152.3)	(106.5)
Additions to product rights and other intangibles	(38.5)	-	(46.0)	-
Additions to investments	(200.0)	-	(738.2)	(1,455.9)
Proceeds from sale of investments and other assets	892.9	761.8	1,462.0	5,651.3
Payments to settle Teva related matters	-	-	-	(466.0)
Proceeds from sales of property, plant and equipment	0.5	0.4	17.7	11.5
Acquisitions of businesses, net of cash acquired	-	-	(80.6)	-
Net cash (used in) investing activities	567.4	702.1	462.6	3,634.4
Cash Flows From Financing Activities:
Proceeds from borrowings on long-term indebtedness, including credit facility	3.3	-	3.3	709.0
Proceeds from Forward Sale of Teva securities	-	93.2	-	465.5
Payments on debt, including capital lease obligations	(879.7)	(1,031.6)	(1,039.1)	(5,353.7)
Proceeds from stock plans	13.9	33.7	23.6	69.2
Other financing, including contingent consideration	(2.1)	(1.3)	(4.1)	(10.6)
Payments to settle Teva related matters	-	-	-	(234.0)
Repurchase of ordinary shares	(4.3)	(132.5)	(833.5)	(1,572.1)
Dividends	(242.7)	(244.2)	(488.8)	(563.7)
Net cash (used in) financing activities	(1,111.6)	(1,282.7)	(2,338.6)	(6,490.4)
Effect of currency exchange rate changes on cash and cash equivalents	(3.2)	20.3	2.7	15.0
Net increase / (decrease) in cash and cash equivalents	862.9	679.9	771.0	(142.5)
Cash and cash equivalents at beginning of period	788.5	994.8	880.4	1,817.2
Cash and cash equivalents at end of period	$1,651.4	$1,674.7	$1,651.4	$1,674.7
Non-GAAP performance net income per share is used by management as one of the primary metrics in evaluating the Company's performance.  We believe that Non-GAAP performance net income per share enhances the comparability of our results between periods and provides additional information and transparency to investors on adjustments and other items that are not indicative of the Company's current and future operating performance.  These are the financial measures used by our management team to evaluate our operating performance and make day to day operating decisions.  We define non-GAAP adjustments to the reported GAAP measures as GAAP results adjusted for the following net of tax: (i) amortization expenses, (ii) global supply chain and operational excellence initiatives or other restructurings of a similar nature, (iii) acquisition, divestiture, integration and licensing charges, (iv) accretion and fair market value adjustments on contingent liabilities, (v) impairment/asset sales and related costs, including the exclusion of discontinued operations, (vi) legal settlements and (vii) other unusual charges or expenses.  Non-GAAP performance net income per share is not, and should not be viewed as, a substitute for reported GAAP continuing operations loss per share.  The Company has consistently excluded amortization of all intangible assets, including the product rights that generate a significant portion of our ongoing revenue. The Company's total accumulated amortization, including impairments of currently marketed products, related to our intangible assets as of June 30, 2019 and December 31, 2018 was $36.2 billion and $32.3 billion, respectively, and is expected to continue to be a material non-GAAP adjustment.  The following table presents Allergan plc's GAAP to Non-GAAP adjustments for the three and six months ended June 30, 2019 and 2018:

Table 5
ALLERGAN PLC
GAAP TO NON-GAAP ADJUSTMENTS
(Unaudited; in millions)

	Three Months Ended June 30, 2019
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales & Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$4,090.1	$652.3	$450.0	$873.3	$324.2	$1,402.0	$1,651.2	$(185.7)	$(4.7)	$301.6

Purchase accounting impact on stock-based compensation for acquired awards	-	(0.2)	(0.3)	(0.7)	(0.2)	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(0.3)	-	(0.9)	(2.1)	-	-	-	-	-
Costs associated with disposed businesses	-	-	-	-	(0.1)	-	-	-	-	-
Integration charges of acquired businesses	-	-	(0.4)	(0.1)	(4.0)	-	-	-	-	-
Costs associated with the Abbvie transaction	-	-	-	-	(19.5)	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	(25.8)	(2.3)	-	-	-	-	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(5.5)	-	-
Impairment of goodwill	-	-	-	-	-	-	(1,085.2)	-	-	-
Impairment of Anti-Infective assets previously held for sale	-	-	-	-	-	-	(129.6)	-	-	-
Impairment of IPR&D products acquired in the Allergan Acquisition	-	-	-	-	-	-	(182.0)	-	-	-
Impairment of IPR&D product acquired in the Vitae Acquisition	-	-	-	-	-	-	(78.0)	-	-	-
Impairment of IPR&D products acquired in the Tobira Acquisition	-	-	-	-	-	-	(176.0)	-	-	-
Asset sales and impairments, other	-	-	-	-	-	-	(0.4)	-	-	-
Litigation settlement related charges	-	-	-	-	(7.8)	-	-	-	-	-
Other adjustments	-	(0.1)	-	-	0.7	(1,402.0)	-	-	-	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	288.1
Discrete income tax events	-	-	-	-	-	-	-	-	-	(377.6)

Non-GAAP Adjusted	$4,090.1	$625.9	$447.0	$871.6	$291.2	$-	$-	$(191.2)	$(4.7)	$212.1

	Three Months Ended June 30, 2018
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales & Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$4,124.2	$481.8	$689.2	$853.4	$334.1	$1,697.1	$535.6	$(223.7)	$215.4	$(5.2)

Purchase accounting impact on stock-based compensation for acquired awards	-	(0.4)	(0.8)	(1.7)	(0.5)	-	-	-	-	-
Severance due to integration of acquired entities	-	-	-	-	(0.3)	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(9.3)	(0.3)	(6.9)	3.0	-	-	-	-	-
Costs associated with disposed businesses	-	(1.0)	-	-	(0.7)	-	-	-	-	-
Integration charges of acquired businesses	-	-	(0.4)	(0.5)	(13.9)	-	-	-	-	-
Milestones and upfront expenses for asset acquisitions
Elastagen Pty Ltd	-	-	(96.1)	-	-	-	-	-	-	-
AstraZeneca plc	-	-	(90.0)	-	-	-	-	-	-	-
Merck & Co.	-	-	(85.0)	-	-	-	-	-	-	-
Other	-	-	(6.2)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	128.8	(21.7)	-	-	-	-	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(5.4)	-	-
Impairment of IPR&D products acquired in the Allergan Acquisition	-	-	-	-	-	-	(236.0)	-	-	-
Impairment of IPR&D products acquired in the Vitae Acquisition	-	-	-	-	-	-	(40.0)	-	-	-
Impairment of assets held for sale	-	-	-	-	-	-	(252.0)	-	-	-
Asset sales and impairments, other	-	-	-	-	-	-	(7.6)	-	-	-
Gain on Teva shares	-	-	-	-	-	-	-	-	(138.3)	-
Milestone component of ongoing intellectual property agreement	(25.0)	-	-	-	-	-	-	-	-	-
Gain on the sale of divestiture	-	-	-	-	-	-	-	-	(53.0)	-
Gain on bond repurchases	-	-	-	-	-	-	-	-	(9.1)	-
Litigation settlement related charges	-	-	-	-	(29.0)	-	-	-	-	-
Other adjustments	-	0.1	0.2	-	(2.6)	(1,697.1)	-	-	0.1	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	315.3
Discrete income tax events	-	-	-	-	-	-	-	-	-	(58.0)

Non-GAAP Adjusted	$4,099.2	$600.0	$388.9	$844.3	$290.1	$-	$-	$(229.1)	$15.1	$252.1

The non-GAAP income tax expense is determined based on our pre-tax income, adjusted for non-GAAP items on a jurisdiction by jurisdiction basis. The non-GAAP effective tax rate in the three months ended June 30, 2019 was impacted by U.S. income taxed at rates higher than the Irish statutory rate, partially offset by income earned in jurisdictions with tax rates lower than the Irish statutory rate.

The non-GAAP effective tax rate for the three months ended June 30, 2019 excludes a net discrete tax detriment of $377.6 million related to a change in a valuation allowance and uncertain tax positions offset by the tax effects of intangible asset impairments and U.S. capital losses.

	Six Months Ended June 30, 2019
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales & Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$7,687.2	$1,150.1	$885.0	$1,677.3	$632.5	$2,801.4	$4,113.0	$(366.2)	$9.1	$233.0

Purchase accounting impact on stock-based compensation for acquired awards	-	(0.5)	(0.7)	(1.6)	(0.5)	-	-	-	-	-
Severance due to integration of acquired entities	-	-	-	-	(0.8)	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(4.9)	-	0.9	(2.2)	-	-	-	-	-
Costs associated with disposed businesses	-	-	-	-	(0.3)	-	-	-	-	-
Integration charges of acquired businesses	-	-	(0.5)	(0.1)	(8.3)	-	-	-	-	-
Costs associated with the Abbvie transaction	-	-	-	-	(19.5)	-	-	-	-	-
Milestones and upfront expenses for asset acquisitions
Akarna Therapeutics, Ltd	-	-	(10.0)	-	-	-	-	-	-	-
Other	-	-	(24.1)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	(42.0)	(4.8)	-	-	-	-	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(11.0)	-	-
Impairment of goodwill	-	-	-	-	-	-	(3,552.2)	-	-	-
Impairment of Anti-Infective assets previously held for sale							(129.6)
Impairment of IPR&D products acquired in the Allergan Acquisition							(182.0)
Impairment of IPR&D product acquired in the Vitae Acquisition							(78.0)
Impairment of IPR&D products acquired in the Tobira Acquisition							(176.0)
Asset sales and impairments, other	-	-	-	-	-	-	4.8	-	-	-
Litigation settlement related charges	-	-	-	-	(18.2)	-	-	-	-	-
Other adjustments	-	(0.1)	-	-	(0.2)	(2,801.4)	-	-	(0.3)	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	474.7
Discrete income tax events	-	-	-	-	-	-	-	-	-	(309.2)

Non-GAAP Adjusted	$7,687.2	$1,102.6	$844.9	$1,676.5	$582.5	$-	$-	$(377.2)	$8.8	$398.5

	Six Months Ended June 30, 2018
	Net Revenue	COGS	Research & Development	Selling & Marketing	General & Administrative	Amortization	Asset sales & Impairments, net	Interest expense, net	Other income (expense)	Income taxes
GAAP	$7,796.3	$1,004.6	$1,163.9	$1,653.4	$630.0	$3,394.7	$1,070.7	$(457.0)	$136.6	$(687.4)

Purchase accounting impact on stock-based compensation for acquired awards	-	(1.5)	(3.6)	(6.0)	(2.1)	-	-	-	-	-
Severance due to integration of acquired entities	-	-	-	(0.7)	(0.8)	-	-	-	-	-
Non-acquisition related severance and restructuring	-	(21.9)	(0.9)	(17.2)	(4.3)	-	(13.6)	-	-	-
Costs associated with disposed businesses	-	(1.5)	-	-	(3.3)	-	-	-	-	-
Integration charges of acquired businesses	-	-	(0.6)	(0.7)	(24.6)	-	-	-	-	-
Milestones and upfront expenses for asset acquisitions	-	-	-	-	-	-	-	-	-	-
Elastagen Pty Ltd	-	-	(96.1)	-	-	-	-	-	-	-
AstraZeneca plc	-	-	(90.0)	-	-	-	-	-	-	-
Merck & Co.	-	-	(85.0)	-	-	-	-	-	-	-
Chase Pharmaceuticals Corporation	-	-	(75.0)	-	-	-	-	-	-	-
Repros Therapeutics, Inc.	-	-	(33.2)	-	-	-	-	-	-	-
Other	-	-	(11.4)	-	-	-	-	-	-	-
Accretion and fair-value adjustments to contingent consideration	-	125.4	(23.6)	-	-	-	-	-	-	-
Non-cash amortization of debt premium recognized in purchase accounting	-	-	-	-	-	-	-	(10.2)	-	-
Impairment of IPR&D products acquired in the Allergan Acquisition	-	-	-	-	-	-	(236.0)	-	-	-
Impairment of IPR&D products acquired in the Vitae Acquisition	-	-	-	-	-	-	(40.0)	-	-	-
Impairment of assets held for sale	-	-	-	-	-	-	(252.0)	-	-	-
Impairment of RORgt IPR&D product	-	-	-	-	-	-	(522.0)	-	-	-
Asset sales and impairments, other	-	-	-	-	-	-	(7.1)	-	-	-
Gain on Teva securities	-	-	-	-	-	-	-	-	(60.6)	-
Milestone component of ongoing intellectual property agreement	(25.0)	-	-	-	-	-	-	-	-	-
Gain on the sale of divestiture	-	-	-	-	-	-	-	-	(53.0)	-
Gain on bond repurchases	-	-	-	-	-	-	-	-	(9.1)	-
Litigation settlement related charges	-	-	-	-	(39.3)	-	-	-	-	-
Other adjustments	-	0.1	0.2	-	(1.3)	(3,394.7)	-	-	0.1	-
Income taxes on pre-tax adjustments	-	-	-	-	-	-	-	-	-	753.1
Discrete income tax events	-	-	-	-	-	-	-	-	-	401.6

Non-GAAP Adjusted	$7,771.3	$1,105.2	$744.7	$1,628.8	$554.3	$-	$-	$(467.2)	$14.0	$467.3

The non-GAAP income tax expense is determined based on our pre-tax income, adjusted for non-GAAP items on a jurisdiction by jurisdiction basis. The non-GAAP effective tax rate in the six months ended June 30, 2019 was impacted by U.S. income taxed at rates higher than the Irish statutory rate, partially offset by income earned in jurisdictions with tax rates lower than the Irish statutory rate.

The non-GAAP effective tax rate for the six months ended June 30, 2019 excludes a net discrete tax detriment of $309.2 million related to a change in a valuation allowance and uncertain tax positions offset by the tax effects of intangible asset impairments and U.S. capital losses.

The following table presents a reconciliation of Allergan plc's reported net income / (loss) from continuing operations attributable to shareholders and diluted earnings per share to non-GAAP performance net income and non-GAAP performance net income per share for the three and six months ended June 30, 2019 and 2018:

Table 6
ALLERGAN PLC
RECONCILIATION TABLE
(Unaudited; in millions except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

GAAP to Non-GAAP Performance net income calculation

GAAP (loss) / income from continuing operations attributable to shareholders	$(1,759.0)	$(472.5)	$(4,167.0)	$(758.6)
Adjusted for:
Amortization	1,402.0	1,697.1	2,801.4	3,394.7
Acquisition, divestiture and licensing (income) / charges	19.4	103.3	55.9	313.5
Accretion and fair-value adjustments to contingent consideration	28.1	(107.1)	46.8	(101.8)
Goodwill and other impairments and asset sales, net and related costs	1,651.2	535.6	4,113.0	1,070.7
Other	-	(34.2)	-	(34.2)
Non-acquisition restructurings, including Global Supply Chain initiatives	3.3	13.5	6.2	44.3
Legal settlements	7.8	29.0	18.2	39.3
Income taxes on items above and other discrete income tax adjustments	89.5	(257.3)	(165.5)	(1,154.7)
Non-GAAP performance net income attributable to shareholders	$1,442.3	$1,507.4	$2,709.0	$2,813.2

Diluted earnings per share

Diluted (loss) / income per share from continuing operations attributable to shareholders- GAAP	$(5.37)	$(1.39)	$(12.63)	$(2.25)

Non-GAAP performance net income per share attributable to shareholders	$4.38	$4.42	$8.17	$8.16

Basic weighted average ordinary shares outstanding	327.8	339.1	329.9	336.9
Effect of dilutive securities:
Dilutive shares	1.6	2.2	1.8	8.0
Diluted weighted average ordinary shares outstanding	329.4	341.3	331.7	344.9

We define adjusted EBITDA as an amount equal to consolidated net income / (loss) from continuing operations attributable to shareholders for such period adjusted for the following: (i) interest expense, (ii) interest income, (iii) (benefit) for income taxes, (iv) depreciation and amortization expenses, (v) stock-based compensation expense, (vi) asset impairment charges and losses / (gains) and expenses associated with the sale of assets, including the exclusion of discontinued operations, (vii) business restructuring charges associated with Allergan's global supply chain and operational excellence initiatives or other restructurings of a similar nature, (viii) costs and charges associated with the acquisition and divestitures of businesses and assets including, but not limited to, milestone payments, integration charges, other charges associated with the revaluation of assets or liabilities and charges associated with the revaluation of acquisition related contingent liabilities that are based in whole or in part on future estimated cash flows, (ix) litigation charges and settlements and (x) other unusual charges or expenses. We define non-GAAP adjusted operating income as adjusted EBITDA including depreciation and certain stock-based compensation charges and excluding dividend income and fair value accounting results included within other income (expense), net.

The following table presents a reconciliation of Allergan plc's reported net income / (loss) from continuing operations attributable to shareholders for the three and six months ended June 30, 2019 and 2018 to adjusted EBITDA and Non-GAAP operating income:

Table 7
ALLERGAN PLC
ADJUSTED EBITDA and NON-GAAP OPERATING INCOME, RECONCILIATION TABLE
(Unaudited; in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018

GAAP (loss) / income from continuing operations attributable to shareholders	$(1,759.0)	$(472.5)	$(4,167.0)	$(758.6)
Plus:
Interest expense	195.4	230.0	397.2	480.6
Interest income	(9.7)	(6.3)	(31.0)	(23.6)
(Benefit) for income taxes	301.6	(5.2)	233.0	(687.4)
Depreciation	48.7	49.1	96.2	105.2
Amortization	1,402.0	1,697.1	2,801.4	3,394.7
EBITDA	$179.0	$1,492.2	$(670.2)	$2,510.9
Adjusted for:
Acquisition, divestiture and licensing charges	23.5	105.3	63.6	302.3
Goodwill and other impairments and asset sales, net and related costs	1,651.2	535.6	4,113.0	1,070.7
Other	-	(34.2)	-	(34.2)
Non-acquisition restructurings, including Global Supply Chain initiatives, excluding depreciation	3.3	10.5	6.2	41.3
Legal settlements	7.8	29.0	18.2	39.3
Accretion and fair-value adjustments to contingent consideration	28.1	(107.1)	46.8	(101.8)
Share-based compensation including cash settlements	59.5	54.9	111.8	127.4
Adjusted EBITDA	$1,952.4	$2,086.2	$3,689.4	$3,955.9
Adjusted for:
Depreciation	(48.7)	(46.1)	(96.2)	(102.2)
Other income (expense) related to fair value accounting	4.7	(14.8)	(8.8)	(14.8)
Share-based compensation not related to restructuring charges and purchase accounting impact on stock-based compensation for acquired awards	(58.1)	(51.5)	(108.5)	(106.0)
Non-GAAP Operating Income	$1,850.3	$1,973.8	$3,475.9	$3,732.9

The following table details Allergan plc's segment contribution reconciled to the non-GAAP contribution for the same financial statement line items for the three and six months ended June 30, 2019 and 2018.

										Table 8
ALLERGAN PLC
Segment Contribution to Non-GAAP Allergan plc Contribution
(Unaudited; $ in millions)

	Three Months Ended June 30, 2019					Three Months Ended June 30, 2018
	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total
Net revenues	$1,785.1	$1,455.7	$847.7	$1.6	$4,090.1	$1,826.7	$1,320.0	$948.9	$3.6	$4,099.2
Operating expenses:
Cost of sales(1)	151.0	231.3	145.6	98.0	625.9	148.7	201.8	139.4	110.1	600.0
Selling and marketing	368.0	250.1	253.6	(0.1)	871.6	343.3	254.8	246.2	-	844.3
General and administrative	37.6	30.4	28.4	194.8	291.2	48.1	34.7	33.9	173.4	290.1
Segment contribution	$1,228.5	$943.9	$420.1	$(291.1)	$2,301.4	$1,286.6	$828.7	$529.4	$(279.9)	$2,364.8
Segment margin	68.8%	64.8%	49.6%	n.m.	56.3%	70.4%	62.8%	55.8%	n.m.	57.7%
Segment gross margin(2)	91.5%	84.1%	82.8%	n.m.	84.7%	91.9%	84.7%	85.3%	n.m.	85.4%

(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

	Six Months Ended June 30, 2019					Six Months Ended June 30, 2018
	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total	US Specialized Therapeutics Segment	US General Medicine Segment	International Segment	Corporate	Total
Net revenues	$3,328.0	$2,705.6	$1,649.2	$4.4	$7,687.2	$3,405.3	$2,543.7	$1,812.9	$9.4	$7,771.3
Operating expenses:
Cost of sales(1)	271.1	421.8	255.3	154.4	1,102.6	282.9	384.4	260.3	177.6	1,105.2
Selling and marketing	724.8	460.6	491.2	(0.1)	1,676.5	656.5	480.3	491.9	0.1	1,628.8
General and administrative	92.2	74.2	54.1	362.0	582.5	98.3	73.6	65.3	317.1	554.3
Segment contribution	$2,239.9	$1,749.0	$848.6	$(511.9)	$4,325.6	$2,367.6	$1,605.4	$995.4	$(485.4)	$4,483.0
Segment margin	67.3%	64.6%	51.5%	n.m.	56.3%	69.5%	63.1%	54.9%	n.m.	57.7%
Segment gross margin(2)	91.9%	84.4%	84.5%	n.m.	85.7%	91.7%	84.9%	85.6%	n.m.	85.8%

(1) Excludes amortization and impairment of acquired intangibles including product rights.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.

The following table details Allergan plc's product revenue for significant promoted products within the US Specialized Therapeutics segment for the three and six months ended June 30, 2019 and 2018.
Table 9
ALLERGAN PLC
US Specialized Therapeutics Product Revenue
(Unaudited; in millions)

	Three Months Ended June 30,		Change
	2019	2018	Dollars	%
Total Eye Care	$572.0	$587.0	$(15.0)	(2.6)%
Restasis®	310.9	318.2	(7.3)	(2.3)%
Alphagan®/Combigan®	91.6	98.1	(6.5)	(6.6)%
Lumigan®/Ganfort®	62.1	73.0	(10.9)	(14.9)%
Ozurdex®	29.9	27.6	2.3	8.3%
Eye Drops	57.8	53.8	4.0	7.4%
Other Eye Care	19.7	16.3	3.4	20.9%
Total Medical Aesthetics	735.5	743.6	(8.1)	(1.1)%
Facial Aesthetics	417.5	387.5	30.0	7.7%
Botox®Cosmetics	252.4	236.5	15.9	6.7%
Juvederm®Collection	156.6	139.8	16.8	12.0%
Kybella®	8.5	11.2	(2.7)	(24.1)%
Plastic Surgery	67.6	75.9	(8.3)	(10.9)%
Breast Implants	67.6	75.9	(8.3)	(10.9)%
Regenerative Medicine	128.9	137.6	(8.7)	(6.3)%
Alloderm®	101.2	107.1	(5.9)	(5.5)%
Other Regenerative Medicine	27.7	30.5	(2.8)	(9.2)%
Body Contouring	78.9	108.3	(29.4)	(27.1)%
Coolsculpting®Systems & Add On Applicators	18.2	36.4	(18.2)	(50.0)%
Coolsculpting®Consumables	60.7	71.9	(11.2)	(15.6)%
Skin Care(3)	42.6	34.3	8.3	24.2%
Total Medical Dermatology	9.3	39.2	(29.9)	(76.3)%
Aczone®	1.8	21.1	(19.3)	(91.5)%
Other Medical Dermatology(4)	7.5	18.1	(10.6)	(58.6)%
Total Neuroscience & Urology	451.5	441.7	9.8	2.2%
Botox®Therapeutics(5)	447.0	422.0	25.0	5.9%
Rapaflo®	4.5	19.7	(15.2)	(77.2)%
Other Revenues	16.8	15.2	1.6	10.5%
Net Revenues	$1,785.1	$1,826.7	$(41.6)	(2.3)%

Operating expenses:
Cost of sales(1)	151.0	148.7	2.3	1.5%
Selling and marketing	368.0	343.3	24.7	7.2%
General and administrative	37.6	48.1	(10.5)	(21.8)%
Segment contribution	$1,228.5	$1,286.6	$(58.1)	(4.5)%
Segment margin	68.8%	70.4%		(1.6)%
Segment gross margin(2)	91.5%	91.9%		(0.4)%
(1) Excludes amortization and impairment of acquired intangibles including product rights, as well as indirect cost of sales not attributable to segment results.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
(3) Includes SkinMedica® and Latisse®.
(4) Includes Tazorac® sales of $6.4 million which were previously disclosed separately in the three months ended June 30, 2018.
(5) Includes Botox® Hyperhidrosis of $17.3 million which was previously disclosed under Medical Dermatology in the three months ended June 30, 2018.

	Six Months Ended June 30,		Change
	2019	2018	Dollars	%
Total Eye Care	$1,037.1	$1,078.1	$(41.0)	(3.8)%
Restasis®	542.6	574.0	(31.4)	(5.5)%
Alphagan®/Combigan®	174.6	182.3	(7.7)	(4.2)%
Lumigan®/Ganfort®	119.8	139.8	(20.0)	(14.3)%
Ozurdex®	60.2	53.1	7.1	13.4%
Eye Drops	107.2	100.0	7.2	7.2%
Other Eye Care	32.7	28.9	3.8	13.1%
Total Medical Aesthetics	1,383.7	1,379.2	4.5	0.3%
Facial Aesthetics	784.0	715.2	68.8	9.6%
Botox®Cosmetics	481.9	433.2	48.7	11.2%
Juvederm®Collection	286.3	262.6	23.7	9.0%
Kybella®	15.8	19.4	(3.6)	(18.6)%
Plastic Surgery	128.8	136.6	(7.8)	(5.7)%
Breast Implants	128.8	136.6	(7.8)	(5.7)%
Regenerative Medicine	251.8	265.8	(14.0)	(5.3)%
Alloderm®	196.2	206.6	(10.4)	(5.0)%
Other Regenerative Medicine	55.6	59.2	(3.6)	(6.1)%
Body Contouring	141.8	195.4	(53.6)	(27.4)%
Coolsculpting®Systems & Add On Applicators	33.3	70.1	(36.8)	(52.5)%
Coolsculpting®Consumables	108.5	125.3	(16.8)	(13.4)%
Skin Care(3)	77.3	66.2	11.1	16.8%
Total Medical Dermatology	15.4	75.9	(60.5)	(79.7)%
Aczone®	3.4	37.1	(33.7)	(90.8)%
Other Medical Dermatology(4)	12.0	38.8	(26.8)	(69.1)%
Total Neuroscience & Urology	860.9	840.3	20.6	2.5%
Botox®Therapeutics(5)	844.6	797.8	46.8	5.9%
Rapaflo®	16.3	42.5	(26.2)	(61.6)%
Other Revenues	30.9	31.8	(0.9)	(2.8)%
Net Revenues	$3,328.0	$3,405.3	$(77.3)	(2.3)%

Operating expenses:
Cost of sales(1)	271.1	282.9	(11.8)	(4.2)%
Selling and marketing	724.8	656.5	68.3	10.4%
General and administrative	92.2	98.3	(6.1)	(6.2)%
Segment contribution	$2,239.9	$2,367.6	$(127.7)	(5.4)%
Segment margin	67.3%	69.5%		(2.2)%
Segment gross margin(2)	91.9%	91.7%		0.2%
(1) Excludes amortization and impairment of acquired intangibles including product rights, as well as indirect cost of sales not attributable to segment results.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
(3) Includes SkinMedica® and Latisse®.
(4) Includes Tazorac® sales of $15.8 million which were previously disclosed separately in the six months ended June 30, 2018.
(5) Includes Botox® Hyperhidrosis of $34.6 million which was previously disclosed under Medical Dermatology in the six months ended June 30, 2018.

The following table details Allergan plc's product revenue for significant promoted products within the US General Medicine segment for the three and six months ended June 30, 2019 and 2018.
Table 10
ALLERGAN PLC
US General Medicine Product Revenue
(Unaudited; in millions)

	Three Months Ended June 30,		Change
	2019	2018	Dollars	%
Total Central Nervous System (CNS)	$365.2	$269.9	$95.3	35.3%
Vraylar®	196.1	114.2	81.9	71.7%
Viibryd®/Fetzima®	107.8	86.7	21.1	24.3%
Saphris®	32.6	33.8	(1.2)	(3.6)%
Namzaric®	22.6	31.8	(9.2)	(28.9)%
Namenda ®(3)	6.1	3.4	2.7	79.4%
Total Gastrointestinal (GI)	419.2	431.9	(12.7)	(2.9)%
Linzess®	196.0	191.8	4.2	2.2%
Zenpep®	70.0	55.5	14.5	26.1%
Carafate®/Sulcrate®	56.2	54.3	1.9	3.5%
Viberzi®	50.8	44.9	5.9	13.1%
Asacol®/Delzicol®	31.6	32.6	(1.0)	(3.1)%
Canasa®/Salofalk®	8.0	45.0	(37.0)	(82.2)%
Other GI	6.6	7.8	(1.2)	(15.4)%
Total Women's Health	226.0	196.5	29.5	15.0%
Lo Loestrin®	145.5	127.8	17.7	13.8%
Liletta®	21.9	15.5	6.4	41.3%
Other Women's Health(4)(5)	58.6	53.2	5.4	10.2%
Total Anti-Infectives	91.4	79.8	11.6	14.5%
Teflaro®	37.0	32.4	4.6	14.2%
Avycaz®	26.7	23.5	3.2	13.6%
Dalvance®	20.3	17.7	2.6	14.7%
Other Anti-Infectives	7.4	6.2	1.2	19.4%
Diversified Brands	306.0	284.9	21.1	7.4%
Bystolic®/Byvalson®	150.5	148.1	2.4	1.6%
Armour Thyroid	56.7	49.2	7.5	15.2%
Savella®	22.3	19.1	3.2	16.8%
Other Diversified Brands(6)(7)	76.5	68.5	8.0	11.7%
Other Revenues	47.9	57.0	(9.1)	(16.0)%
Net revenues	$1,455.7	$1,320.0	$135.7	10.3%

Operating expenses:
Cost of sales(1)	231.3	201.8	29.5	14.6%
Selling and marketing	250.1	254.8	(4.7)	(1.8)%
General and administrative	30.4	34.7	(4.3)	(12.4)%
Segment contribution	$943.9	$828.7	$115.2	13.9%
Segment margin	64.8%	62.8%		2.0%
Segment gross margin(2)	84.1%	84.7%		(0.6)%
(1) Excludes amortization and impairment of acquired intangibles including product rights, as well as indirect cost of sales not attributable to segment results.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
(3) Includes Namenda XR® and Namenda® IR.
(4) Includes Estrace® Cream sales of $13.1 million which were previously disclosed separately in the three months ended June 30, 2018.
(5) Includes Minastrin® 24 sales of $0.8 million which were previously disclosed separately in the three months ended June 30, 2018.
(6) Includes Lexapro® sales of $14.5 million which were previously disclosed separately in the three months ended June 30, 2018.
(7) Includes PacPharma sales of $3.7 million which were previously disclosed separately in the three months ended June 30, 2018.

	Six Months Ended June 30,		Change
	2019	2018	Dollars	%
Total Central Nervous System (CNS)	$658.7	$532.7	$126.0	23.7%
Namenda®	15.6	44.0	(28.4)	(64.5)%
Namzaric®	46.0	65.2	(19.2)	(29.4)%
Viibryd®/Fetzima®	192.8	158.4	34.4	21.7%
Saphris®	64.5	66.5	(2.0)	(3.0)%
Vraylar™	339.8	198.6	141.2	71.1%
Total Gastrointestinal (GI)	777.4	820.6	(43.2)	(5.3)%
Linzess®	357.3	351.1	6.2	1.8%
Asacol®/Delzicol®	56.3	70.8	(14.5)	(20.5)%
Carafate®/Sulcrate®	110.5	110.3	0.2	0.2%
Zenpep®	133.0	108.4	24.6	22.7%
Canasa®/Salofalk®	18.2	83.6	(65.4)	(78.2)%
Viberzi®	88.0	80.8	7.2	8.9%
Other GI	14.1	15.6	(1.5)	(9.6)%
Total Women's Health	427.0	359.8	67.2	18.7%
Lo Loestrin®	271.3	242.4	28.9	11.9%
Liletta®	36.7	23.6	13.1	55.5%
Other Women's Health(4)(5)	119.0	93.8	25.2	26.9%
Total Anti-Infectives	173.0	151.4	21.6	14.3%
Teflaro®	70.5	64.6	5.9	9.1%
Dalvance®	32.3	29.6	2.7	9.1%
Avycaz®	56.4	45.3	11.1	24.5%
Other Anti-Infectives	13.8	11.9	1.9	16.0%
Diversified Brands	576.9	559.8	17.1	3.1%
Bystolic®/Byvalson®	278.8	280.9	(2.1)	(0.7)%
Armour Thyroid	106.7	97.4	9.3	9.5%
Savella®	43.0	39.0	4.0	10.3%
Other Diversified Brands(6)(7)	148.4	142.5	5.9	4.1%
Other Revenues	92.6	119.4	(26.8)	(22.4)%
Net revenues	$2,705.6	$2,543.7	$161.9	6.4%

Operating expenses:
Cost of sales(1)	421.8	384.4	37.4	9.7%
Selling and marketing	460.6	480.3	(19.7)	(4.1)%
General and administrative	74.2	73.6	0.6	0.8%
Segment contribution	$1,749.0	$1,605.4	$143.6	8.9%
Segment margin	64.6%	63.1%		1.5%
Segment gross margin(2)	84.4%	84.9%		(0.5)%
(1) Excludes amortization and impairment of acquired intangibles including product rights, as well as indirect cost of sales not attributable to segment results.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
(3) Includes Namenda XR® and Namenda® IR.
(4) Includes Estrace® Cream sales of $19.5 million which were previously disclosed separately in the six months ended June 30, 2018.
(5) Includes Minastrin® 24 sales of $6.0 million which were previously disclosed separately in the six months ended June 30, 2018.
(6) Includes Lexapro® sales of $29.2 million which were previously disclosed separately in the six months ended June 30, 2018.
(7) Includes PacPharma sales of $8.1 million which were previously disclosed separately in the six months ended June 30, 2018.

The following table details Allergan plc's product revenue for significant promoted products within the International segment for the three and six months ended June 30, 2019 and 2018.
Table 11
ALLERGAN PLC
International Product Revenue
(Unaudited; in millions)

	Three Months Ended June 30,		Change
	2019	2018	Dollars	%
Total Eye Care	$327.0	$353.7	$(26.7)	(7.5)%
Lumigan®/Ganfort®	90.4	100.5	(10.1)	(10.0)%
Alphagan®/Combigan®	40.9	44.6	(3.7)	(8.3)%
Ozurdex®	81.0	67.9	13.1	19.3%
Eye Drops(3)	57.3	72.4	(15.1)	(20.9)%
Restasis®	11.9	16.0	(4.1)	(25.6)%
Other Eye Care	45.5	52.3	(6.8)	(13.0)%
Total Medical Aesthetics	357.2	409.8	(52.6)	(12.8)%
Facial Aesthetics	349.1	329.8	19.3	5.9%
Botox®Cosmetics	175.8	171.4	4.4	2.6%
Juvederm®Collection	172.7	156.1	16.6	10.6%
Belkyra®(Kybella®)	0.6	2.3	(1.7)	(73.9)%
Plastic Surgery	(31.1)	40.3	(71.4)	(177.2)%
Breast Implants	(31.4)	39.9	(71.3)	(178.7)%
Other Plastic Surgery	0.3	0.4	(0.1)	(25.0)%
Regenerative Medicine	3.6	4.7	(1.1)	(23.4)%
Alloderm®	2.2	2.3	(0.1)	(4.3)%
Other Regenerative Medicine	1.4	2.4	(1.0)	(41.7)%
Body Contouring	31.9	30.9	1.0	3.2%
Coolsculpting®Systems & Add On Applicators	11.6	12.4	(0.8)	(6.5)%
Coolsculpting®Consumables	20.3	18.5	1.8	9.7%
Skin Care	3.7	4.1	(0.4)	(9.8)%
Botox® Therapeutics and Other	148.9	166.6	(17.7)	(10.6)%
Botox®Therapeutics	98.8	104.6	(5.8)	(5.5)%
Asacol®/Delzicol®	9.7	12.4	(2.7)	(21.8)%
Constella®	4.8	6.4	(1.6)	(25.0)%
Other Products	35.6	43.2	(7.6)	(17.6)%
Other Revenues	14.6	18.8	(4.2)	(22.3)%
Net revenues	$847.7	$948.9	$(101.2)	(10.7)%

Operating expenses:
Cost of sales(1)	145.6	139.4	6.2	4.4%
Selling and marketing	253.6	246.2	7.4	3.0%
General and administrative	28.4	33.9	(5.5)	(16.2)%
Segment contribution	$420.1	$529.4	$(109.3)	(20.6)%
Segment margin	49.6%	55.8%		(6.2)%
Segment gross margin(2)	82.8%	85.3%		(2.5)%
(1) Excludes amortization and impairment of acquired intangibles including product rights, as well as indirect cost of sales not attributable to segment results.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
(3) Includes Optive® sales of $30.7 million which were previously disclosed separately in the three months ended June 30, 2018.

	Six Months Ended June 30,		Change
	2019	2018	Dollars	%
Total Eye Care	$618.8	$697.4	$(78.6)	(11.3)%
Lumigan®/Ganfort®	175.5	200.9	(25.4)	(12.6)%
Alphagan®/Combigan®	78.5	88.8	(10.3)	(11.6)%
Ozurdex®	144.1	132.3	11.8	8.9%
Eye Drops(3)	112.7	141.2	(28.5)	(20.2)%
Restasis®	22.3	34.3	(12.0)	(35.0)%
Other Eye Care	85.7	99.9	(14.2)	(14.2)%
Total Medical Aesthetics	710.0	768.3	(58.3)	(7.6)%
Facial Aesthetics	655.9	625.9	30.0	4.8%
Botox®Cosmetics	323.2	320.0	3.2	1.0%
Juvederm®Collection	330.5	302.2	28.3	9.4%
Belkyra®(Kybella®)	2.2	3.7	(1.5)	(40.5)%
Plastic Surgery	(19.5)	84.8	(104.3)	(123.0)%
Breast Implants	(20.2)	84.0	(104.2)	(124.0)%
Other Plastic Surgery	0.7	0.8	(0.1)	(12.5)%
Regenerative Medicine	6.9	9.6	(2.7)	(28.1)%
Alloderm®	3.8	4.5	(0.7)	(15.6)%
Other Regenerative Medicine	3.1	5.1	(2.0)	(39.2)%
Body Contouring	60.3	40.1	20.2	50.4%
Coolsculpting®Systems & Add On Applicators	22.2	13.5	8.7	64.4%
Coolsculpting®Consumables	38.1	26.6	11.5	43.2%
Skin Care	6.4	7.9	(1.5)	(19.0)%
Botox® Therapeutics and Other	287.7	316.3	(28.6)	(9.0)%
Botox®Therapeutics	192.7	200.8	(8.1)	(4.0)%
Asacol®/Delzicol®	20.0	24.1	(4.1)	(17.0)%
Constella®	10.3	12.0	(1.7)	(14.2)%
Other Products	64.7	79.4	(14.7)	(18.5)%
Other Revenues	32.7	30.9	1.8	5.8%
Net revenues	$1,649.2	$1,812.9	$(163.7)	(9.0)%

Operating expenses:
Cost of sales(1)	255.3	260.3	(5.0)	(1.9)%
Selling and marketing	491.2	491.9	(0.7)	(0.1)%
General and administrative	54.1	65.3	(11.2)	(17.2)%
Segment contribution	$848.6	$995.4	$(146.8)	(14.7)%
Segment margin	51.5%	54.9%		(3.4)%
Segment gross margin(2)	84.5%	85.6%		(1.1)%
(1) Excludes amortization and impairment of acquired intangibles including product rights, as well as indirect cost of sales not attributable to segment results.
(2) Defined as net revenues less segment related cost of sales as a percentage of net revenues.
(3) Includes Optive® sales of $58.5 million which were previously disclosed separately in the six months ended June 30, 2018.

The following table provides a reconciliation of anticipated GAAP loss / income from continuing operations to non-GAAP performance net income attributable to shareholders for the twelve months ending December 31, 2019:

Table 12
Twelve months ending December 31, 2019
(in millions, except per share information)	LOW
GAAP income/(loss) from continuing operations attributable to shareholders	$(3,957.0)
Adjusted for:
Amortization	5,690.0
Acquisition, divestiture, licensing and other non-recurring charges	113.0
Accretion and fair-value adjustments to contingent consideration	58.0
Impairment/asset sales and related costs	4,115.0
Non-acquisition restructurings, including Global Supply Chain initiatives	6.0
Legal settlements	18.0
Income taxes on items above and other discrete income tax adjustments	(548.0)
Non-GAAP performance net income attributable to shareholders	5,495.0

Diluted earnings per share

Diluted (loss) / income per share from continuing operations attributable to shareholders- GAAP	$(12.03)

Non-GAAP performance diluted net income per share attributable to shareholders	$16.55

Basic weighted average ordinary shares outstanding	329.0
Effect of dilutive securities:
Dilutive shares	3.0
Diluted weighted average ordinary shares outstanding	332.0